EXHIBIT 11.1



         CYMER, INC.
        CALCULATION OF
      EARNINGS PER SHARE
  (in thousands, except per
         share data)

                                     Year Ended
                                  December 31, 1996

EARNINGS PER SHARE

PRIMARY

Weighted average number of
common shares outstanding               9,935

Assumed exercise of
outstanding stock options and
warrants (1)                            1,275

Weighted average common and
common equivalent shares               11,210

Net Income                             $6,510

Primary earnings per share              $0.58

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of
common shares outstanding               9,935

Assumed exercise of outstanding
stock options and warrants (1)          1,631

Weighted average common and
common equivalent shares               11,566

Net Income                             $6,510

Fully diluted earnings per
share                                   $0.56


(1) Computed using the treasury stock method.  See
    Note 1 of Notes to Consolidated Financial Statements.